UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Abbott Laboratories
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON FRIDAY, APRIL 24, 2020

On March 13, 2020, Abbott Laboratories (“Abbott”) filed a definitive proxy statement with the Securities and Exchange Commission regarding its Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, April 24, 2020 at 9:00 a.m. On April 14, 2020, Abbott issued a press release announcing that it would provide virtual attendance for shareholders at the Annual Meeting. The press release is being filed herewith as definitive additional soliciting material.

THE PRESS RELEASE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

News Release

Abbott Announces Virtual Attendance at Annual Meeting of Shareholders

ABBOTT PARK, Ill., April 14, 2020 — Abbott announced today that due to the public health impact of the coronavirus pandemic and to support the health and safety of its shareholders, employees and communities, the company will provide virtual attendance at the 2020 Annual Meeting of Shareholders.

As previously announced, the Annual Meeting will be held on Friday, April 24, 2020, at 9 a.m. Central Time at Abbott's headquarters. Due to restrictions and guidelines on public gatherings issued by federal and Illinois authorities, any shareholder who wishes to attend the Annual Meeting may only attend virtually. Shareholders of record as of the close of business on Feb. 26, 2020, will be able to attend the meeting, vote their shares and submit questions through an online platform.

As described in the Annual Meeting proxy materials and consistent with Abbott's historical procedures, shareholders who wish to attend the meeting online should complete and return the reservation form on the back cover of Abbott's 2020 Proxy Statement to receive log-in information and further instructions. Individuals who are not Abbott shareholders will not be permitted to attend the meeting.

Whether or not shareholders plan to virtually attend the Annual Meeting, we strongly urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the Annual Meeting proxy materials. The proxy card included with the previously distributed Annual Meeting proxy materials will not be updated and may continue to be used to vote your shares in connection with the Annual Meeting.

Further information regarding virtual attendance and participation through the online platform can be found in the proxy supplement filed by Abbott with the Securities and Exchange Commission on April 14, 2020.

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About Abbott

Abbott is a global healthcare leader that helps people live more fully at all stages of life. Our portfolio of life-changing technologies spans the spectrum of healthcare, with leading businesses and products in diagnostics, medical devices, nutritionals and branded generic medicines. Our 107,000 colleagues serve people in more than 160 countries.

Connect with us at www.abbott.com, on LinkedIn at www.linkedin.com/company/abbott-/, on Facebook at www.facebook.com/Abbott and on Twitter @AbbottNews and @AbbottGlobal.

Private Securities Litigation Reform Act of 1995
A Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in Item 1A, “Risk Factors,” to our Annual Report on Securities and Exchange Commission Form 10-K for the year ended Dec. 31, 2019, and are incorporated by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Abbott Financial:

Scott Leinenweber, 224-668-0791

Michael Comilla, 224-668-1872

Laura Dauer, 224-667-2299

Abbott Media:

Darcy Ross, 224-667-3655

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